CONSENT OF KPMG LLP



The Board of Directors
Meritage Corporation:

We consent to the use of our report included herein and to the reference to our firm under the headings "Experts" and "Selected Financial and Operating Data" in the prospectus.


/s/ KPMG LLP

Phoenix, Arizona
June 11, 1999